UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

Knowles Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1511 Maplewood Drive, Itasca, IL
(Address of Principal Executive Offices)

60143
(Zip Code)
Registrant's telephone number, including area code: (630) 250-5100
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Compensatory Arrangements of Certain Officers.

At the Knowles Corporation (the "Company") annual meeting of stockholders held on April 30, 2024 (the "Annual Meeting"), the Company's stockholders approved the Second Amended and Restated Knowles Corporation 2018 Equity and Cash Incentive Plan (the "Equity Plan") to, among other things, increase the number of shares available for issuance under the Equity Plan to a total number of 23,400,000, subject to adjustment in connection with certain capitalization events in accordance with the Equity Plan.

A more complete description of the Equity Plan is contained in the Company's Proxy Statement (the "Proxy Statement"), dated March 15, 2024, as filed with the Securities and Exchange Commission, under the heading "PROPOSAL 5 - APPROVAL OF SECOND AMENDED AND RESTATED 2018 EQUITY AND CASH INCENTIVE PLAN," which is incorporated by reference. The description of the Equity Plan in the Proxy Statement is qualified in its entirety by reference to the complete text of the Equity Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting , the Company's stockholders approved an amendment to the Company's Restated Certificate of Incorporation, as described in Item 5.07 below. The amendment provides for officer exculpation as permitted by the Delaware General Corporation Law, as further described in the Company's Proxy Statement under the heading "PROPOSAL 4 - AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION AS PERMITTED BY DELAWARE LAW."

As a result, the Company filed a Certificate of Amendment to the Company's Restated Certificate of Incorporation ("Certificate of Amendment") with the Secretary of State of the State of Delaware on May 3, 2024, which became effective upon filing.

The foregoing description of the Certificate of Amendment and the description of the amendment in the Proxy Statement are qualified in their entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on April 30, 2024 (“Annual Meeting”). At the Annual Meeting, the Company's stockholders (i) elected the persons listed below to serve as directors for a one-year term expiring at the 2025 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified; (ii) ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2024; (iii) approved, on an advisory non-binding basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement filed by the Company with the U.S. Securities and Exchange Commission in connection with the Annual Meeting; (iv) amended the Company's Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law; and (v) approved the Second Amended and Restated 2018 Equity and Cash Incentive Plan. Set forth below are the voting results for each of the proposals presented at the Annual Meeting:

Proposal 1 - Election of Directors

				Broker Non-Votes
Director	For	Against	Abstain
Keith Barnes	82,276,243	1,524,933	25,324	3,068,756
Erania Brackett	83,659,640	150,186	16,674	3,068,756
Daniel Crowley	83,441,192	349,034	36,274	3,068,756
Didier Hirsch	83,244,087	556,973	25,440	3,068,756
Ye Jane Li	83,449,810	336,226	40,464	3,068,756
Donald Macleod	82,749,409	1,045,921	31,170	3,068,756
Jeffrey S. Niew	83,446,434	351,970	28,096	3,068,756
Cheryl Shavers	82,870,505	934,102	21,893	3,068,756
Michael Wishart	83,462,078	337,483	26,939	3,068,756

Proposal 2 - Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2024:

			Broker Non-Votes
For	Against	Abstain
86,331,912	537,158	26,186	0

Proposal 3 - Non-binding advisory vote to approve named executive officer compensation:

			Broker Non-Votes
For	Against	Abstain
82,245,081	1,520,071	61,348	3,068,756

Proposal 4 - Vote on the amendment of the Company's Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law:

			Broker Non-Votes
For	Against	Abstain
71,375,042	12,404,028	47,430	3,068,756

Proposal 5 - Vote on the approval of the Second Amended and Restated 2018 Equity and Cash Incentive Plan:

			Broker Non-Votes
For	Against	Abstain
78,514,050	5,255,404	57,046	3,068,756

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:
Exhibit Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Knowles Corporation
10.1	Second Amended and Restated Knowles Corporation 2018 Equity and Cash Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: May 6, 2024	By: /s/ Robert J. Perna
Robert J. Perna
Senior Vice President, General Counsel & Secretary